Exhibit 10.67

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Pursuant to Section 7(c) of the Amended and Restated Employment Agreement (the “Agreement”) dated December 31, 2008, by and between Clean Energy Fuels Corp., Inc., a Delaware corporation (the “Company”) and Mitchell W. Pratt, an individual (the “Executive”) (collectively, the “Parties”), the Parties hereby adopt the following amendment to the Agreement, to be effective as of the date specified below. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agreement.  All other terms and conditions of the Agreement that are not modified below shall continue to remain in full force and effect.

The first sentence of Section 2 of the Agreement is restated in its entirety to read as follows:

“Employer agrees to employ Employee and Employee agrees to serve Employer, in accordance with the terms of this Agreement, for a term commencing on the Restatement Date and ending on December 31, 2015 (the “Term”).”

IN WITNESS WHEREOF, the Parties have caused this amendment to the Agreement to be duly executed, to be effective as of February 17, 2012.

“EMPLOYER”

CLEAN ENERGY FUELS CORP.,
a Delaware corporation

By:	/s/ Andrew J. Littlefair
Name:	Andrew J. Littlefair
Title:	Chief Executive Officer

“EMPLOYEE”

/s/ Mitchell W. Pratt
Mitchell W. Pratt